Exhibit 4.7

Equity Pledge Contract

This Equity Pledge Contract (this “Contract”) is made and entered into by and among the following parties on May 29, 2018, in Beijing, the People’s Republic of China (“China” or “PRC”):

Party A:	Beijing Shijitong Technology Co., Ltd. (“Pledgee”)

Unified Social Credit Code:	91110108397827646N

Party B:	XIAO Wenjie (“Party B1”), a Chinese citizen whose ID number is ******************;

LIU Qiangdong (“Party B2”), a Chinese citizen whose ID number is ******************;

Tibet Xianfeng Changqing Start-up Investment and Management Co., Ltd. (“Party B3”), a limited liability company organized and existing under the laws of China, whose Unified Social Credit Code is 91540000585773438E; and

Shenzhen Xinjie Investment Co., Ltd. (“Party B4”), a limited liability company organized and existing under the laws of China, whose Unified Social Credit Code is 91440300359619977T.

Party B1, Party B2, Party B3 and Party B4 are collectively referred to as the “Pledgers” or “Party B”.

Party C:	Shenzhen Fenqile Network Technology Co., Ltd.

Unified Social Credit Code:	914403000758305191

In this Contract, The Pledgee, the Pledgers and Party C are hereinafter referred to individually as a “Party” and collectively the “Parties”.

Whereas:

1.                        The Pledgers are citizens/limited liability companies of China who as of the date hereof hold 100% of equity interests of Party C in total. Party C is a limited liability company registered in Shenzhen, China, engaging in enterprise image planning, enterprise marketing planning, investment consulting, entrusted asset management, project investment, economic information consulting; electronic commerce; technical development of electronic products, network products, scientific and technological products; technical development and sales of software; domestic trade; goods and technology import and export business; guarantee business (excluding financing guarantee business and other restricted businesses); optometry and mirror matching; technology development, sales and production of mobile phone and mobile communication equipment (managed by branches only), photography service; sales of household appliances, machinery and equipment, hardware and electricity, building materials, electronic products, cultural products, photographic equipment, computer hardware and software and peripheral equipment, cosmetics and sanitary products, chemical products (excluding dangerous chemicals and a Category I precursor chemicals), sports goods, textiles, clothing, daily necessities, furniture, gold and silver jewelry, feed, fresh fruits, vegetables, industrial products artistic gifts (except ivory products), watches and glasses, toys, automobile and motorcycle accessories, instruments, ceramics, rubber and plastic products, flowers, decorative materials, communication equipment; (enterprises independently choose business projects and carry out business activities according to law; projects subject to approval according to law shall be carried out according to approved contents after approval by relevant departments; and they shall not engage in business activities of projects prohibited or restricted by the city’s industrial policy. ) sales of health food and prepackaged food; sales of Class II, Class III medical devices; production of electronic products, photographic equipment, computer hardware and software and auxiliary equipment, household appliances; warehousing service; labor dispatch; assemble computers; book sales; wholesale of packaged seeds, fertilizers and pesticides (excluding hazardous chemicals and pesticides); retail bulk food (including aquatic products), dairy products (including infant formula milk powder). Party B1, Party B2, Party B3 and Party B4 respectively hold 31.2973%, 0.0321%, 0.0039% and 68.6667% of Party C’s equity interests. Party C acknowledges the respective rights and obligations of the Pledgers and the Pledgee hereunder and agrees to provide any necessary assistance for the registration of the Pledge;

2.                        The Pledgee is a wholly foreign-owned enterprise registered in Beijing, China. The Pledgee and Party C entered into an Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”) on November 4, 2014; the Pledgee entered into an Exclusive Purchase Option Contract (“Exclusive Purchase Option Contract”) with the Pledgers and Party C on March 1, 2016; the Pledgers and Pledgee signed an Power of Attorney Agreement (“Power of Attorney Agreement”) on May 29, 2018; The Pledgee, XIAO Wenjie and Shenzhen Xinjie Investment Co., Ltd. signed an Loan Contact(“Loan Contact”) on May 29, 2018.

3.                        To ensure the performance by Party C and the Pledgers of their obligations under the Exclusive Business Cooperation Agreement, Exclusive Purchase Option Contract, Power of Attorney Agreement (collectively referred to as “Transaction Documents”), the Pledgers pledge with the Pledgee all of their equity in Party C as security for the performance of the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Contract, and the Power of Attorney Agreement by Party C and the Pledgers.

To perform the provisions of the Transaction Documents, the Parties hereby agree as follows through mutual negotiations.

1.                          Definitions

Unless otherwise specified herein, the terms below shall have the following meanings:

1.1                 “Pledge”: shall refer to the security interest created by the Pledgers in favor of the Pledgee pursuant to Section 2 of this Contract, i.e., the right of the Pledgee to be paid in priority from the proceeds from the transfer, auction or sale of the Equity Interest.

1.2                 “Equity Interest”: shall refer to all equity interests currently held by and hereafter acquired by the Pledgers in Party C.

1.3                 “Term of Pledge”: shall refer to the term set forth in Section 3 of this Contract.

1.4                 “Transaction Documents”: shall refer to the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Contract, the Power of Attorney Agreement and any revision, amendment and/or restatement thereto.

1.5                 “Contractual Obligations”: shall refer to all the obligations of the Pledgers under the Exclusive Purchase Option Contract, the Power of Attorney Agreement and this Contract; as well as all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Contract and this Contract.

1.6                 “Secured Indebtedness”: shall refer to any and all direct, indirect, derivative losses and losses of predictable benefits incurred due to any default by the Pledgers and/or Party C, the amount of which shall be determined based on the pledgee’s reasonable business plan and profit forecast; service fees payable by Party C under the Exclusive Business Cooperation Agreement; and all costs and expenses incurred by the Pledgee in enforcing the Pledgers and/or Party C to perform their contractual obligations.

1.7                 “Event of Default”: shall refer to any of the circumstances as enumerated in Section 7 of this Contract.

1.8                 “Notice of Default”: shall refer to the notice issued by the Pledgee in accordance with this Contract declaring an Event of Default.

2.                          Pledge

2.1                 The Pledgers agree to pledge all the Equity Interest that it lawfully owns and has the right to dispose of to the Pledgee as security for payment of the Secured Indebtedness under this Contract, and Party C hereby assents to such pledge.

2.2                 During the Term of Pledge, the Pledgee is entitled to receive dividends distributed on the Equity Interest. The Pledgers may receive dividends distributed on the Equity Interest only with prior written consent of the Pledgee. Dividends received by the Pledgers on Equity Interest shall be, as required by the Pledgee, (1) deposited into an account designated and supervised by the Pledgee and applied first to pay the Secured Indebtedness; or (2) unconditionally donated to the Pledgee or any other person designated by the Pledgee to the extent permitted under applicable PRC laws.

2.3                 The Pledgers may subscribe for capital increase in Party C only with prior written consent of the Pledgee. Any equity interest obtained by the Pledgers as a result of the Pledgers’ subscription of the increased registered capital of the Company shall also be deemed as Equity Interest.

2.4                 In the event that Party C is to be liquidated or dissolved under compulsory laws of China, any interest distributed to the Pledgers upon Party C’s dissolution or liquidation shall, at the request of the Pledgee, be (i) deposited into an account designate and supervised by the Pledgee and applied first to pay the Secured Indebtedness; or (ii) unconditionally donated to the Pledgee or any other person designated by the Pledgee to the extent permitted under applicable PRC laws.

3.                          Term of Pledge

3.1              The Pledge shall become effective on such date when it is registered with competent administration for industry and commerce (the “AIC”) at the location of Party C. The Pledge shall remain effective until full discharge of all Contractual Obligations. All Parties agree that the Pledgers and Party C shall (i) register the Pledge in the shareholders’ register of Party C within 3 business days following execution of this Contract, and (ii) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 30 business days following the execution of this Contract. The Pledgers and Party C shall submit to the AIC all necessary documents and complete all necessary formalities to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible.

3.2              During the Term of Pledge, in the event that the Pledgers and/or Party C fail to perform the Contractual Obligations, the Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Contract.

4.                          Custody of Equity Interest Records

4.1                 During the Term of Pledge, the Pledgers shall deliver to the Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register indicating the Pledge within one week following execution of this Contract. The Pledgee shall have custody of such documents during the entire Term of Pledge.

4.2                 During the Term of Pledge, the Pledgers shall have the right to collect dividends accrued on the Equity Interest.

5.                          Representations and Warranties of the Pledgers and Party C

As of the execution date of this Contract, the Pledgers and Party C hereby jointly and severally represent and warrant to the Pledgee that:

5.1                 The Pledgers are the sole legal and beneficial owner of the Equity Interest.

5.2                 Except for the Pledge, the Pledgers have not created any security interest or other encumbrance on the Equity Interest.

5.3                 The Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions of this Contract.

5.4                 The Pledgers and Party C have obtained any and all approvals and consents from competent government authorities and third parties (if required) for execution, delivery and performance of this Contract.

5.5                 The execution, delivery and performance of this Contract will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or imposed with additional conditions.

6.                          Covenants and Further Agreement of the Pledgers and Party C

6.1                 During the term of this Contract, the Pledgers and Party C hereby jointly and severally covenant to the Pledgee that the Pledgers and Party C:

6.1.1                shall not transfer the Equity Interest, create or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of the Pledgee, except for the purposes of the performance of the Transaction Documents;

6.1.2                shall promptly notify the Pledgee of any event or notice received by the Pledgers that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by the Pledgers that may have an impact on any guarantees and other obligations of the Pledgers hereunder.

6.2                 The Pledgers agree that the rights acquired by the Pledgee in accordance with this Contract with respect to the Pledge shall not be interrupted or jeopardized by the Pledgers or any heirs or representatives of the Pledgers or any other persons through any legal proceedings.

6.3                 To protect or perfect the security hereunder for the Contractual Obligations and Secured Indebtedness, the Pledgers hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all such certificates, contracts, deeds and/or covenants, and take all such actions as required by the Pledgee, to facilitate the exercise by the Pledgee of its rights and authority hereunder, to enter into all relevant documents regarding ownership of Equity Interest with the Pledgee or assignee(s) of the Pledgee (natural persons/legal persons), and to provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that the Pledgee deems necessary.

6.4                 The Pledgers hereby undertakes to comply with and perform all guarantees, promises, agreement, representations and conditions of and under this Contract. In the event of failure or partial performance of such guarantees, promises, agreements, representations and conditions, the Pledgers shall indemnify the Pledgee for all losses resulting therefrom.

7.                          Event of Breach

7.1                 The following circumstances shall be deemed Event of Default:

7.1.1                The Pledgers and/or Party B breach any obligations under the Transaction Documents and/or this Contract;

7.1.2                The Pledgers have serious misstatement or mistake in any statement or warranty made in Section 5 of this Contract and/or the Pledgers violate any warranty in Section 5 of this Contract;

7.1.3                The Pledgers and Party C fail to complete the registration of equity pledge with the registration authority in accordance with Section 3.1.

7.1.4                The Pledgers and Party C violate any provision of this Contract;

7.1.5                Except otherwise clearly stipulated in Section 6.1.1, the Pledgers transfer or intend to transfer or surrender the Equity Interest or assign the Equity Interest without the Pledgee’s written consent;

7.1.6                The Pledgers (i) are required to repay or perform in advance or (ii) fails to repay or perform upon maturity any debt obligations owed to any third party such as loan, guarantee, indemnification and promise;

7.1.7                Any government approval, license, permit or authorization that renders this Contract enforceable, lawful and valid is withdrawn, terminated, invalid or substantially changed;

7.1.8                The enactment of governing laws renders this Contract unlawful or makes the Pledgers unable to continue performing its obligations hereunder;

7.1.9                The Pledgers’ assets experience negative change to the extent that affects the Pledgers’ ability to perform its obligations hereunder;

7.1.10         Party B’s heirs or custodians only partially perform or refuse to perform their payment obligations under the Transaction Documents;

7.1.11         Any other circumstance where the Pledgers cannot or possibly cannot exercise its rights over the Pledge.

7.2                 Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, the Pledgers shall immediately notify the Pledgee in writing accordingly.

7.3                 Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to the Pledgee’s satisfaction, the Pledgee may issue a Notice of Default to the Pledgers upon the occurrence of the Event of Default or at any time thereafter, demanding the Pledgers and/or Party C to immediately perform their due obligations under the Transaction Documents and/or dispose of the Pledge in accordance with Section 8 of this Contract.

8.                          Exercise of Pledge

8.1                 When the Pledgers and Party C are yet to fully perform their Contractual Obligations under the Transaction Documents, the Pledgers shall not transfer the Pledge or its Equity Interest in Party C without the Pledgee’s written consent.

8.2                 The Pledgee may issue a written Notice of Default to the Pledgers when it exercises the Pledge.

8.3                 Subject to the provisions of Section 7.3, the Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.2. Once the Pledgee elects to exercise the right to dispose the Pledge, the Pledgers shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4                 The Pledgee shall the have right to be paid in priority with all or part of the Equity Interest from the proceeds from the transfer, auction or sale of the Equity Interest until the complete compensation of all outstanding payments due under the Transaction Documents and all other due payments to the Pledgee. The Pledgee shall not be liable for any loss incurred by its due exercise of such rights and powers.

8.5                 The Pledgee may exercise any remedy available simultaneously or in any order. The Pledgee may exercise the right to be paid in priority with the Equity Interest from the proceeds from auction or sale of the Equity Interest under this Contract, without recourse to any other remedy measure first.

8.6                 When the Pledgee disposes of the Pledge in accordance with this Contract, the Pledgers and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Contract.

9.                          Assignment

9.1                 Without the Pledgee’s prior written consent, the Pledgers shall not assign or delegate their rights and obligations under this Contract.

9.2                 This Contract shall be binding on the Pledgers and his/her successors and permitted assignees, and shall be valid with respect to the Pledgee and each of his/her successors and assignees.

9.3                 The Pledgee may at any time assign any and all of its rights and obligations under the Transaction Documents to its assignee(s) (natural persons/legal persons), in which case the assignee shall enjoy and undertake the rights and obligations of the Pledgee under this Contract, as if it were the original party to this Contract. When the assignee transfers its rights and obligations under the Transaction Documents, the Pledgers shall execute relevant agreements or other documents related to such transfer as required by the Pledgee.

9.4                 In the event of change of the Pledgee due to assignment, the Pledgers shall, at the request of the Pledgee, execute a new pledge contract with the new the Pledgee on the same terms and conditions as this Contract.

9.5                 The Pledgers shall strictly abide by the provisions of this Contract and other contracts jointly or separately executed by all or any of the Parties hereto, including the Exclusive Purchase Option Contract and the Power of Attorney Agreement, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability hereof and thereof. Any residual rights of the Pledgers with respect to the Equity Pledged hereunder shall not be exercised by the Pledgers except in accordance with the written instructions of the Pledgee.

10.                   Termination

Upon the sufficient and complete fulfillment of all Contractual Obligations and the full payment of all Secured Indebtedness by the Pledgers and Party C, this Contract shall be terminated and the Pledgee shall terminate this Contract within reasonable and effective scope.

Sections 10, 12 and 14 of this Contract shall survive the expiration or termination of this Contract.

11.                   Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Contract, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C. If the Pledgee is required under applicable laws to bear certain taxes and fees, the Pledgers shall cause Party C to reimburse in full such taxes and fees paid by the Pledgee.

12.                 Confidentiality

The Parties acknowledge that any oral or written information exchanged between the Parties in connection with the preparation and performance this Contract constitute confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (i) is or becomes available to the general public (other than through the receiving Party’s unauthorized disclosure); (ii) is required to be disclosed by applicable laws or regulations or rules or regulations of any stock exchange; or (iii) is necessary to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees of or agencies engaged by any Party shall be deemed disclosure by such Party itself and such Party shall be held liable for breach of this Contract. This Section shall survive the termination of this Agreement for any reason.

13.                 Governing Law and Dispute Resolution

13.1          The execution, effectiveness, construction, performance, amendment and termination of this Contract and the dispute resolution hereunder shall be governed by the promulgated and publicly available laws of China. For matters not covered by the promulgated and publicly available laws of China, the principles and practices of international laws shall apply.

13.2          In the event of any dispute with respect to the construction and performance of this Contract, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement within 30 days after either Party requests to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with its then effective Arbitration Rules. The arbitration shall be conducted in Beijing. The language of arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

13.3          Upon occurrence of any disputes arising from the construction and performance of this Agreement or pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

14.                 Notices

14.1          All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail with postage prepaid, commercial courier service or facsimile transmission to the address of such Party set forth below. Each notice shall be followed by a confirmation copy sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1         Notices given by personal delivery, courier service, registered mail with postage prepaid shall be deemed effectively given on the date of receipt or rejection at the address specified for notices.

14.1.2         Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2          The addresses of the Parties for receiving notices are as follows:

Party A:	Beijing Shijitong Technology Co., Ltd.
Address:	27/F CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Attn:	XIAO Wenjie
Tel.:	0755-36378888

Party B:
Address:	27/F CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Tel.:	0755-36378888

Party C:	Shenzhen Fenqile Network Technology Co., Ltd.
Address:	27/F CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Attn:	XIAO Wenjie
Tel.:	0755-36378888

14.3          Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.                 Severability

In the event that one or several provisions hereof are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.                 Schedules

The schedules hereto shall form an integral part of this Contract.

17.                 Effectiveness

17.1          This Contract shall come into force upon being signed by the Parties. Any amendment, change and supplement to this Contract shall be made in written form and become effective after being signed and stamped by the Parties and upon the completion of the registration with the government (if applicable).

17.2          This Contract is written in Chinese and English in six counterparts of equal legal force, with each Party holding one.

17.3          The Equity Pledge Contract signed by the Parties on March 1, 2016 shall be automatically terminated as at the execution date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Pledge Contract as of the date first above written.

Party A:	Beijing Shijitong Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative

Party B:

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie

By:	/s/ LIU Qiangdong
Name:	LIU Qiangdong

Tibet Xianfeng Changqing Start-up Investment and Management Co., Ltd.

By:	/s/ CHEN Keyi
Name:	CHEN Keyi
Title:	Legal Representative

Shenzhen Xinjie Investment Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative

Party C:	Shenzhen Fenqile Network Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative

Schedules

1.                        Capital Contribution Certificate

2.                        Shareholders’ Register of Shenzhen Fenqile Network Technology Co., Ltd.

Schedule 1

Capital Contribution Certificate

This is to certify that XIAO Wenjie (ID No. ******************) has subscribed to the contribution of RMB 469,458,986.00, thus holding 31.2973% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and that all of such 31.2973% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.

Company:	Shenzhen Fenqile Network Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative
Date:	May 29, 2018

Schedule 1

Capital Contribution Certificate

This is to certify that LIU Qiangdong (ID No. ******************) has subscribed to the contribution of RMB 482,190.00, thus holding 0.0321% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and that all of such 0.0321% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.

Company:	Shenzhen Fenqile Network Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative
Date:	May 29, 2018

Schedule 1

Capital Contribution Certificate

This is to certify that Tibet Xianfeng Changqing Start-up Investment and Management Co., Ltd. (Unified Social Credit Code: 91540000585773438E) has subscribed to the contribution of RMB 58,824.00, thus holding 0.0039% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and that all of such 0.0039% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.

Company:	Shenzhen Fenqile Network Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative
Date:	May 29, 2018

Schedule 1

Capital Contribution Certificate

This is to certify that Shenzhen Xinjie Investment Co., Ltd. (Unified Social Credit Code: 91440300359619977T) has subscribed to the contribution of RMB 1,030,000,000.00, thus holding 68.6667% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and that all of such 68.6667% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.

Company:	Shenzhen Fenqile Network Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative
Date:	May 29, 2018

Schedule 2

Shareholders’ Register

of

Shenzhen Fenqile Network Technology Co., Ltd.

Shareholder’s name	ID No. / Registration No.	Amount of Subscription (RMB)	Ratio of Contribution	Equity Pledge
XIAO Wenjie	******************	469,458,986.00	31.2973%	XIAO Wenjie owns 31.2973% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and all of such 31.2973% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.
LIU Qiangdong	******************	482,190.00	0.0321%	LIU Qiangdong owns 0.0321% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and all of such 0.0321% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.
Tibet Xianfeng Changqing Start-up Investment and Management Co., Ltd.	91540000585773438E	58,824.00	0.0039%

Tibet Xianfeng Changqing Start-up Investment and Management Co., Ltd. owns 0.0039% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and all of such 0.0039% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.

Shenzhen Xinjie Investment Co., Ltd.	91440300359619977T	1,030,000,000.00	68.6667%

Shenzhen Xinjie Investment Co., Ltd. owns 68.6667% equity interest of Shenzhen Fenqile Network Technology Co., Ltd. and all of such 68.6667% equity interest has been pledged to Beijing Shijitong Technology Co., Ltd.

Company:	Shenzhen Fenqile Network Technology Co., Ltd.

By:	/s/ XIAO Wenjie
Name:	XIAO Wenjie
Title:	Legal Representative

Shareholder:	XIAO Wenjie	Shareholder:	LIU Qiangdong

Signature:	/s/ XIAO Wenjie	Signature:	/s/ LIU Qiangdong

Shareholder:	Tibet Xianfeng Changqing Start-up Investment and Management Co., Ltd.	Shareholder:	Shenzhen Xinjie Investment Co., Ltd.

By:	/s/ CHEN Keyi	By:	/s/ XIAO Wenjie
Name:	CHEN Keyi	Name:	XIAO Wenjie
Title:	Legal Representative	Title:	Legal Representative

Date:	May 29, 2018